Exhibit 99.1

VCA Antech, Inc. Reports Fourth Quarter 2007 Results and Affirms its Financial Guidance for 2008

  Fourth quarter revenue increased 17.3% to $284.2 million
  Fourth quarter gross profit increased 12.5% to $69.3 million
  Fourth quarter diluted earnings per common share increased 26.1% to $0.29
  Fourth quarter adjusted diluted earnings per common share increased 13.0% to $0.26

LOS ANGELES--(BUSINESS WIRE)--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended December 31, 2007, as follows: revenue increased 17.3% to a fourth quarter record of $284.2 million; gross profit increased 12.5% to $69.3 million; operating income increased 17.5% to $47.8 million; net income was $24.6 million; and diluted earnings per common share was $0.29. The fourth quarter of 2007 included a benefit of $3.5 million, or $2.2 million after tax, related to a decrease in our estimated workers’ compensation insurance liability for policy periods prior to 2007. Excluding this benefit from 2007, adjusted diluted earnings per common share increased 13.0% to $0.26.

We also reported our financial results for the year ended December 31, 2007, as follows: revenue increased 17.6% to a twelve-month record of $1.16 billion; gross profit increased 18.8% to $321.4 million; operating income increased 21.1% to $233.2 million; net income was $121.0 million; and diluted earnings per share was $1.41. The fourth quarter of 2007 included a benefit of $3.5 million, or $2.2 million after tax, related to a decrease in our estimated workers’ compensation insurance liability for policy periods prior to 2007. The first quarter of 2006 included a tax benefit of $6.8 million due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. Excluding these benefits from 2007 and 2006, adjusted diluted earnings per common share increased 19.8% to $1.39.

Bob Antin, Chairman and CEO, stated, “VCA Antech had a very strong year highlighted by organic growth in each of its business segments and the execution of a very successful acquisition program. In 2007, laboratory internal revenue growth, adjusted for differences in billing days, was 13.5% and animal hospital same-store revenue growth was 5.2%. In the fourth quarter of 2007, laboratory internal revenue growth, adjusted for differences in billing days, and animal hospital same-store revenue growth, adjusted for differences in business days, was 9.1% and 2.5%, respectively.

“Laboratory revenue in the fourth quarter increased 8.4% to $68.6 million driven primarily by internal revenue growth. Gross profit and operating margins in the fourth quarter of 2007 were 45.9% and 38.9%, respectively. Laboratory results for the fourth quarter of 2007 included a benefit of $597,000 related to a decrease in our workers’ compensation insurance liability for policy periods prior to 2007. Excluding this benefit, laboratory adjusted gross profit and operating margins were 45.1% and 38.0%, respectively.

“Animal hospital revenue in the fourth quarter increased 21.8% to $209.3 million driven by acquisitions, including Healthy Pet Corp. acquired on June 1, 2007, and same-store revenue growth. Gross profit and operating margins in the fourth quarter of 2007 were 16.0% and 13.3%, respectively. Animal hospital results for the fourth quarter of 2007 included a benefit of $2.8 million related to a decrease in our workers’ compensation insurance liability as previously discussed. Excluding this benefit, animal hospital adjusted gross profit and operating margins were 14.8% and 12.0%, respectively. Animal hospital same-store gross profit margin in the fourth quarter of 2007 was 16.7%. Excluding the impact for the decrease in our workers’ compensation insurance liability, same-store adjusted gross profit margin declined to 15.2% compared to 16.9% in the comparable prior year quarter.”

2008 Financial Guidance

We affirm our 2008 financial guidance previously provided on February 4, 2008. Our 2008 financial guidance is as follows:

  Revenue from $1.30 billion to $1.33 billion;
  Laboratory internal revenue growth to a range from 8% to 10%;
  Animal hospital same-store revenue growth to a range from 3% to 5%;
  Animal hospital acquired revenue from $50.0 million to $60.0 million;
  Net income from $135.0 million to $139.0 million; and
  Diluted earnings per common share from $1.55 to $1.60.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

Management uses adjusted measures because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the year and quarter ended December 31, 2007, we adjusted our reported amounts for a benefit in the amount of $3.5 million, or $2.2 million after tax, related to a decrease in our estimated workers’ compensation insurance liability recorded during the fourth quarter of 2007. For the year ended December 31, 2006, we adjusted our reported amounts for a $6.8 million tax benefit recorded during the first quarter of 2006.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our company’s fourth quarter and annual 2007 financial results and our 2008 financial guidance during a conference call today, February 21, 2008, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (877) 675-4753. Interested parties should call at least 10 minutes prior to the start of the call to register.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our financial guidance for fiscal year 2008. Actual results may and likely will differ materially from the guidance provided in this release. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the impact of adverse trends in the general economy on the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions (including Healthy Pet Corp.) and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill and other intangible assets; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our Report on Form 10-K for the year ended December 31, 2006, and our Report on Form 10-Q for the quarter ended September 30, 2007, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc.
Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Laboratory	$68,622	$63,281	$295,695	$258,345
Animal hospital	209,298	171,880	844,344	711,997
Medical technology	13,925	13,957	46,823	39,305
Intercompany	(7,687)	(6,767)	(30,717)	(26,334)
	284,158	242,351	1,156,145	983,313

Direct costs	214,837	180,735	834,724	712,749

Gross profit:
Laboratory	31,466	28,362	143,072	119,449
Animal hospital	33,588	28,650	163,053	138,358
Medical technology	4,522	5,141	15,879	14,213
Intercompany	(255)	(537)	(583)	(1,456)
	69,321	61,616	321,421	270,564

Selling, general and administrative expense:
Laboratory	4,776	4,667	19,648	17,460
Animal hospital	5,270	5,125	21,562	20,232
Medical technology	3,139	3,028	11,528	10,762
Corporate	7,881	7,885	34,139	29,566
	21,066	20,705	86,877	78,020

Write-down and loss on sale of assets	448	217	1,323	17

Operating income	47,807	40,694	233,221	192,527

Interest expense, net	8,129	5,917	29,503	24,240
Other expense	89	32	315	8
Minority interest	694	580	3,755	3,100
Income before provision for income taxes	38,895	34,165	199,648	165,179
Provision for income taxes	14,272	14,825	78,636	59,650
Net income	$24,623	$19,340	$121,012	$105,529
Diluted earnings per share	$0.29	$0.23	$1.41	$1.24
Shares used for computing diluted earnings per share	86,080	85,165	85,716	84,882
VCA Antech, Inc.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$110,866	$45,104
Trade accounts receivable, net	42,650	44,491
Inventory	25,517	21,420
Prepaid expenses and other	15,307	13,492
Deferred income taxes	14,402	14,935
Prepaid income taxes	8,160	13,523
Total current assets	216,902	152,965
Property and equipment, net	214,020	166,033
Other assets:
Goodwill	821,967	625,748
Other intangible assets, net	22,373	18,337
Deferred financing costs, net	1,537	979
Other	9,912	7,895
Total assets	$1,286,711	$971,957

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term obligations	$7,886	$6,648
Accounts payable	28,092	23,328
Accrued payroll and related liabilities	38,341	33,864
Other accrued liabilities	42,074	30,961
Total current liabilities	116,393	94,801
Long-term obligations, less current portion	552,294	384,067
Deferred income taxes	28,197	39,804
Other liabilities	11,236	13,294
Minority interest	10,207	9,686
Stockholders' equity:
Common stock	84	84
Additional paid-in capital	296,037	275,013
Retained earnings	275,598	154,586
Accumulated other comprehensive income (loss)	(3,335)	622
Total stockholders' equity	568,384	430,305
Total liabilities and stockholders' equity	$1,286,711	$971,957
VCA Antech, Inc.
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2007 and 2006
(In thousands)

	Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$121,012	$105,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,049	22,242
Amortization of debt costs	368	361
Provision for uncollectible accounts	5,053	5,923
Write-down and loss on sale of assets	1,323	17
Share-based compensation	4,584	3,071
Minority interest in income of subsidiaries	3,755	3,100
Distributions to minority interest partners	(3,388)	(3,514)
Deferred income taxes	10,940	7,688
Excess tax benefit from exercise of stock options	(7,866)	(6,645)
Other	(113)	(949)
Changes in operating assets and liabilities:
Accounts receivable	(2,687)	(12,308)
Inventory, prepaid expenses and other assets	(4,712)	(8,594)
Accounts payable and other accrued liabilities	7	2,989
Accrued payroll and related liabilities	1,154	3,733
Prepaid income taxes	13,897	4,247
Net cash provided by operating activities	170,376	126,890
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(215,523)	(50,484)
Real estate acquired in connection with business acquisitions	(7,962)	(2,872)
Property and equipment additions	(48,714)	(35,316)
Proceeds from sale of assets	1,674	598
Other	(780)	342
Net cash used in investing activities	(271,305)	(87,732)
Cash flows from financing activities:
Repayment of long-term obligations	(8,238)	(65,414)
Proceeds from the issuance of long-term obligations	160,000	-
Payment of financing costs	(926)	-
Proceeds from issuance of common stock under stock option plans	7,989	6,227
Excess tax benefit from exercise of stock options	7,866	6,645
Net cash provided by (used in) financing activities	166,691	(52,542)
Increase (decrease) in cash and cash equivalents	65,762	(13,384)
Cash and cash equivalents at beginning of period	45,104	58,488
Cash and cash equivalents at end of period	$110,866	$45,104
VCA Antech, Inc.
Supplemental Operating Data
(In thousands, except per share amounts)

Table #1	Three Months Ended		Year Ended
Reconciliation of net income to adjusted net income	December 31,		December 31,
	2007	2006	2007	2006

Net income	$24,623	$19,340	$121,012	$105,529
Certain significant items:
Workers' compensation benefit	(3,548)	-	(3,548)	-
Tax benefit	1,381	-	1,381	(6,806)
Adjusted net income	$22,456	$19,340	$118,845	$98,723

Table #2
Reconciliation of diluted earnings per share to adjusted diluted earnings per share

Diluted earnings per share	$0.29	$0.23	$1.41	$1.24
Certain significant items as detailed in Table #1	(0.03)	-	(0.02)	(0.08)

Adjusted diluted earnings per share	$0.26	$0.23	$1.39	$1.16

Shares used for computing adjusted diluted earnings per share	86,080	85,165	85,716	84,882

Table #3
Reconciliation of gross profit to adjusted gross profit and gross margin to adjusted gross margin

Consolidated revenue	$284,158	$242,351	$1,156,145	$983,313

Consolidated gross profit	$69,321	$61,616	$321,421	$270,564
Consolidated gross margin	24.4%	25.4%	27.8%	27.5%
Certain significant item:
Workers' compensation benefit	(3,210)	-	(3,210)	-
Adjusted consolidated gross profit	$66,111	$61,616	$318,211	$270,564
Adjusted consolidated gross margin	23.3%	25.4%	27.5%	27.5%
VCA Antech, Inc.
Supplemental Operating Data - Continued
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
Table #3 - Continued	2007	2006	2007	2006

Laboratory revenue	$68,622	$63,281	$295,695	$258,345

Laboratory gross profit	$31,466	$28,362	$143,072	$119,449
Laboratory gross margin	45.9%	44.8%	48.4%	46.2%
Certain significant item:
Workers' compensation benefit	(493)	-	(493)	-
Laboratory adjusted gross profit	$30,973	$28,362	$142,579	$119,449
Laboratory adjusted gross margin	45.1%	44.8%	48.2%	46.2%

Animal hospital revenue	$209,298	$171,880	$844,344	$711,997

Animal hospital gross profit	$33,588	$28,650	$163,053	$138,358
Animal hospital gross margin	16.0%	16.7%	19.3%	19.4%
Certain significant item:
Workers' compensation benefit	(2,655)	-	(2,655)	-
Animal hospital adjusted gross profit	$30,933	$28,650	$160,398	$138,358
Animal hospital adjusted gross margin	14.8%	16.7%	19.0%	19.4%

Animal hospital same-store revenue	$173,183	$169,041	$718,224	$683,012

Animal hospital same-store gross profit	$28,856	$28,484	$142,288	$134,096
Animal hospital same-store gross margin	16.7%	16.9%	19.8%	19.6%
Certain significant item:
Workers' compensation benefit	(2,548)	-	(2,548)	-
Animal hospital same-store adjusted gross profit	$26,308	$28,484	$139,740	$134,096
Animal hospital same-store adjusted gross margin	15.2%	16.9%	19.5%	19.6%
VCA Antech, Inc.
Supplemental Operating Data - Continued
(In thousands, except per share amounts)

Table #4
Reconciliation of operating income to adjusted operating income and operating margin to adjusted operating margin
	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Consolidated revenue	$284,158	$242,351	$1,156,145	$983,313

Consolidated operating income	$47,807	$40,694	$233,221	$192,527
Consolidated operating margin	16.8%	16.8%	20.2%	19.6%
Certain significant item:
Workers' compensation benefit	(3,548)	-	(3,548)	-
Consolidated adjusted operating income	$44,259	$40,694	$229,673	$192,527
Consolidated adjusted operating margin	15.6%	16.8%	19.9%	19.6%

Laboratory revenue	$68,622	$63,281	$295,695	$258,345

Laboratory operating income	$26,682	$23,701	$123,344	$101,981
Laboratory operating margin	38.9%	37.5%	41.7%	39.5%
Certain significant item:
Workers' compensation benefit	(597)	-	(597)	-
Laboratory adjusted operating income	$26,085	$23,701	$122,747	$101,981
Laboratory adjusted operating margin	38.0%	37.5%	41.5%	39.5%

Animal hospital revenue	$209,298	$171,880	$844,344	$711,997

Animal hospital operating income	$27,927	$23,323	$140,344	$118,138
Animal hospital operating margin	13.3%	13.6%	16.6%	16.6%
Certain significant item:
Workers' compensation benefit	(2,776)	-	(2,776)	-
Animal hospital adjusted operating income	$25,151	$23,323	$137,568	$118,138
Animal hospital adjusted operating margin	12.0%	13.6%	16.3%	16.6%
VCA Antech, Inc.
Supplemental Operating Data - Continued
(In thousands, except per share amounts)

Table #5			December 31,
Selected consolidated balance sheet data			2007	2006

Debt:
Revolving credit facility			$-	$-
Senior term notes			527,675	372,668
Other debt and capital leases			32,505	18,047
Total debt			$560,180	$390,715

	Three Months Ended		Year Ended
Table #6	December 31,		December 31,
Selected expense data	2007	2006	2007	2006

Rent expense	$9,755	$8,359	$36,864	$32,058

Depreciation and amortization included in direct costs:
Laboratory	$1,713	$1,256	$6,356	$4,584
Animal hospital	4,825	3,875	17,353	14,455
Medical technology	304	283	1,201	1,174
Intercompany	(105)	(93)	(386)	(202)
	6,737	5,321	24,524	20,011
Depreciation and amortization included in selling, general and administrative expense	548	574	2,525	2,231
Total depreciation and amortization	$7,285	$5,895	$27,049	$22,242

Share-based compensation included in direct costs:
Laboratory	$159	$164	$661	$656

Share-based compensation included in selling, general and administrative expense:
Laboratory	179	127	731	509
Animal hospital	297	269	1,193	1,076
Medical technology	30	-	111	-
Corporate	490	185	1,888	830
	996	581	3,923	2,415
Total share-based compensation	$1,155	$745	$4,584	$3,071

CONTACT:
VCA Antech, Inc.
Tomas Fuller, Chief Financial Officer
(310) 571-6505